Exhibit 10.27

[***] DENOTES CONFIDENTIAL MATERIAL THAT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

DURANGO PUBLISHER LICENSE AGREEMENT

This Durango Publisher License Agreement (the “Agreement”) is entered into and effective as of June 29, 2012 (the “Effective Date”) by and between Microsoft Licensing, GP, a Nevada general partnership (“Microsoft”), Microsoft Corporation, a Washington Corporation, and Electronic Arts Inc., a Delaware corporation and EA International (Studio & Publishing) Ltd., a Bermuda corporation (together referred to as “EA”).

RECITALS
A.Microsoft and its affiliated companies develop and license a computer game system known as the Xbox 360. Microsoft is currently developing its successor to the Xbox 360 (“Durango”), which is a next-generation entertainment system, currently known as Durango consisting of a base hardware unit, a Kinect sensor and an associated proprietary online service known as Xbox LIVE.
B.    EA is a game developer and publisher of software products on the Xbox 360 and other entertainment platforms. EA intends to develop and/or publish software products for the Durango on the terms and conditions set forth herein.
C.    EA and Microsoft desire to enter into [***] this Agreement, to support the Durango Launch [***].
D.    Microsoft is a partnership considered a tax resident of the United States, and whose owner is considered for United States federal income tax purposes a United States corporation and a tax resident of the United States.
Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and EA agree as follows:
1.Exhibits
The following exhibits address important business and program terms and are hereby incorporated into this Agreement.

Exhibit 1:	Form of Annual Title Map
Exhibit 2:	Payments
Exhibit 3:	Authorized Affiliates
Exhibit 4:	Publisher Enrollment Form
Exhibit 5: Exhibit 6: Exhibit 7:	Non-Disclosure Agreement [***] User Activity Data; Technical Cooperation; and Additional Xbox LIVE Terms
2.    Scope and Relationship Among Agreements
This Agreement is intended by the parties to set forth their entire agreement with respect to the publishing of products by EA for Durango. EA will continue to publish Xbox 360 products pursuant to the terms of the Xbox 2 Publisher License Agreement between the parties dated May 15, 2005 and the Xbox LIVE Amendment between the parties executed on or about May 7, 2004, each as amended, and as supplemented under Section 10.3 below. Upon Durango Launch, the Xbox 2

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PLA will continue to govern the publication of Xbox 360 FPUs and the Xbox LIVE Amendment will terminate, and with the exception of Xbox 360 FPUs, the terms of this Agreement will govern the publication of all Xbox 360 products by EA.
3.    Definitions
As further described in this Agreement and the Durango Publisher Guide (defined below), the following terms have the following respective meanings:
3.1    “Asian Sales Territory” means the territory for sales distribution comprising Taiwan, Hong Kong, Singapore and Korea and any other countries that are listed by Microsoft from time to time as set forth in the Durango Publisher Guide. The Asian Sales Territory does not include Japan.
3.2    “Authorized Replicator” means a software replicator certified and approved by Microsoft for replication of FPUs that run on Durango.
3.3    “Branding Specifications” means the specifications as provided by Microsoft from time to time for using the Licensed Trademarks as set forth in the Durango Publisher Guide.
3.4    “BTS” (“Break the Seal”) means a Microsoft designed sticker that will be issued to the Authorized Replicator for placement on the Packaging Materials as specified in the Durango Publisher Guide.
3.5    “Certification” means the approval process at which Microsoft approves or disapproves of a Software Title and Digital Content for manufacture and distribution. Certification is further defined in this Agreement and the Durango Publisher Guide. [***].
3.6    “Certification Requirements” means the requirements necessary to ensure proper functioning of the Software Title and/or Digital Content on Durango and Xbox LIVE, as further described herein. Certification Requirements include Technical Certification Requirements (TCRs) and functional test cases.  The Certification Requirements will be set forth in the Durango Publisher Guide and Durango XDK and will be enforced during Certification. [***].
3.7    “Commercial Release” or “Commercially Released” means the first FPU availability at retail or the first, unrestricted availability of a Software Title and/or Digital Content to End Users that is not designated as a Demo Version or trial service.
3.8    “Companion Application” means a software application that runs on a non-console device that includes content that is a subset of and/or complementary to the primary experience that is designed to be used with and/or attract consumers to the Software Title or Digital Content. An example of a companion application experience is 343 Industries’ “Halo Atlas Companion Application.”
3.9    [***].
3.10    “Concept” means a detailed description of EA’s proposed Software Title and/or Digital Content in each case including such information as reasonably requested by Microsoft.
3.11    “Demo Version” means a small portion of an applicable Software Title or timed availability of full Software Title that is provided to End Users at no or minimal cost to advertise or promote a Software Title.
3.12    “DFU” (Digital Finished Unit) means a digital equivalent of a Commercially Released FPU (defined below). This copy of a Software Title is in object code form that has passed Certification, is approved by Microsoft for release, and for which a Game License is issued.

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3.13    “Digital Content” means any content, feature or service that is published by EA and distributed electronically by Microsoft pursuant to this Agreement. Digital Content includes, DFUs, Online Game Features, Title Updates, Demo Versions, digitally distributed games such as Xbox LIVE Arcade games, trailers, “themes,” “gamer pictures” or any other category of digital content or online service approved by Microsoft from time to time. Any other approved Digital Content is further described in the Durango Publisher Guide.
3.14    “Durango Launch” means the first availability of the Durango hardware at retail in the relevant Sales Territory, on a country by country basis.
3.15    “Durango Publisher Guide” is defined in Section 6.1 below.
3.16    “End User” or “Xbox LIVE User” means any authorized individual or entity that accesses and uses Xbox LIVE, whether a Subscriber or Multiplayer Subscriber, a guest of a Subscriber or Multiplayer Subscriber via a user account established by a Subscriber or Multiplayer Subscriber.
3.17    “European Sales Territory” means the territory for sales distribution comprising the United Kingdom, France, Germany, Spain, Italy, Netherlands, Belgium, Sweden, Denmark, Norway, Finland, Austria, Switzerland, Ireland, Portugal, Greece, Australia, New Zealand, India, South Africa, Russia, Poland, Hungary, the Czech Republic, Slovakia, the United Arab Emirates, and any other countries that are included by Microsoft from time to time as set forth in the Durango Publisher Guide.
3.18    “Expansion Pack” means an FPU or DFU that is an add-on, mission pack, game expansion, incremental content, and/or other addition to a Software Title that (i) would not be generally considered in the console game industry to be a next full version release (e.g., a version 1.0 to 1.5); (ii) requires another full version video game in order to operate, (iii) is derived from the content, story, characters or other intellectual property of the full version video game required to play it, and (iv) has a Wholesale Price that is equal to or below the Threshold Price listed for the royalty tiers applicable to Expansion Packs in Exhibit 2 attached hereto.
3.19     “FPU” (Finished Product Unit) means a copy of a Software Title in object code form that has passed Certification, has been affixed to a game media, approved by Microsoft for release and manufacturing, and issued a Game License. Once the Packaging Materials have been added, and the BTS has been assigned or affixed to the FPU or its packaging, the FPU also includes its accompanying BTS and Packaging Materials.
3.20    “Game License” means security access technology, such as an authentication key or 5x5 code that allows an End User to access a Software Title or Digital Content.
3.21    [***].
3.22    “Japan Sales Territory” means the country of Japan.
3.23    “Licensed Trademarks” means the Microsoft trademarks identified in the Durango Publisher Guide.
3.24    “Marketing Guidelines” means requirements in the following categories set forth in the Durango Publisher Guide which form the basis for Microsoft’s review and approval of EA’s Marketing Materials and any Media Plan: (i) conformance to the Branding Specifications; (ii) inclusion of any language pertaining to intellectual property rights of Microsoft or its third party suppliers; (iii) inclusion of any information relating to the use or maintenance of Durango; (iv) with respect to any language relating specifically to Durango, compliance of such language with the overall Durango marketing message, direction and plan; (v) adherence to the requirements of any applicable ratings board per Section 5.10; and (vi) the inclusion of any other information required by law.

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3.25    “Marketing Materials” collectively means the Packaging Materials and all press releases, marketing, advertising or promotional materials related to the Software Title and Digital Content, including web advertising and EA’s web pages to the extent they refer to the Software Title(s) and Digital Content, that will be used and distributed by EA in the marketing of the Software Title(s) and Digital Content.
3.26    “Marketing Titles” means [***].

3.27    “Marketplace Policy” means the document that governs the business of Xbox LIVE Marketplace, including, pricing, tokens, Gamerscore, and achievements.

3.28    [***].

3.29    [***].
3.30    “North American Sales Territory” means the territory comprising the United States, Canada, Mexico, Colombia, Chile, Brazil and any other countries that may be included by Microsoft from time to time as set forth in the Durango Publisher Guide.
3.31    “Online Game Features” means content, features and/or services related to consuming a specific Software Title that are made available to End Users via Xbox LIVE, whether included in the Software Title’s FPU and/or DFU or otherwise distributed via Xbox LIVE. For example, Online Game Features includes map packs, levels and multiplayer functionality.
3.32    [***].
3.33    “Packaging Materials” means art and mechanical formats for a Software Title including the retail packaging, end user instruction manual, warranties, end user warnings, FPU media label, and any promotional inserts and other materials that are to be included in the retail packaging.
3.34    [***].
3.35    “Partner Titles” shall mean [***].
3.36    “PDLC” means downloadable additional content that is offered to an End User for a fee, such as a game add-on, available from Xbox LIVE Marketplace that is for use with or in a Software Title or Digital Content.
3.37    [***].
3.38    “Sales Territory” means the Asian Sales Territory, European Sales Territory, Japan Sales Territory, and/or North American Sales Territory.
3.39    “Software Title” means each single software product as described in the applicable Annual Title Map or Quarterly Update (each as defined in Section 5.3) or Concept, including any Title Updates thereto (if and to the extent approved by Microsoft) and all Digital Content and Expansion Packs for such Software Title that EA proposes to publish for use on Durango. If Microsoft approves one or more additional Concept(s) for other single software product(s) proposed by EA to run on Durango, then this Agreement, and the term “Software Title” will be broadened automatically to cover the respective new software product(s) as additional Software Titles under this Agreement.
3.40    “Sub-Publisher” means an entity that has a valid Durango publisher license agreement with Microsoft or a Microsoft affiliate, and with whom EA has entered into a written agreement to allow such entity to publish a Software Title in specific territories.

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3.41    “Subscriber” means an End User that establishes an account to Xbox LIVE.
3.42    “Suggested Retail Price” means the highest per unit price that EA or its agent recommends the FPU be made commercially available to end-users in a particular Sales Territory. If the Suggested Retail Price of a particular Software Title varies among the countries in a single Sales Territory, then the highest Suggested Retail Price established for any of the countries will be used to determine the royalty fees for the entire Sales Territory.
3.43    “Technical Certification Requirements" shall mean [***] requirements regarding the proper operation of the Software Titles in conjunction with the Durango and Xbox LIVE. The Technical Certification Requirements will be set forth in the Durango Publisher Guide and enforced during Certification [***]. Microsoft reserves the right to add additional requirements to the Technical Certification Requirements in accordance with Section 6 below.
3.44    “Threshold Price” means the Wholesale Price (WSP) in the case of the North American, European, and Asian Sales Territories, or Suggested Retail Price (SRP) in the Japan Sales Territory at which Publisher intends to sell the Software Title. If the Software Title is bundled with any other product or service that is not another Software Title, the Threshold Price will be the applicable WSP or SRP for the entire bundle.
3.45    “User Generated Content” means any content that originates from End Users in any format, including graphics, text or voice content that is published through or as part of the Digital Content.
3.46    “Wholesale Price” or “WSP” means the highest per unit price that EA intends to charge retailers and/or distributors in bona fide third party transactions for the right to distribute and resell a FPU of a Software Title within a Sales Territory, it being agreed that (i) any transactions involving affiliates of EA (entities controlling, controlled by or under common control of, EA) are not to be considered in determining the Wholesale Price; (ii) if EA enters into an agreement with a third party (such as a Sub-Publisher) providing the third party with the exclusive right to distribute the Software Title in a Sales Territory, the Wholesale Price is governed by the price charged by the third party to a retailer and/or distributor for an FPU of a Software Title rather than the terms of the exclusive distribution agreement between EA and such third party; and (iii) if the Wholesale Price for a FPU varies among countries in a single Sales Territory, the Wholesale Price in the U.S. will be used to determine the royalty fees for the entire North American Sales Territory, the highest Wholesale Price in [***] will be used to determine the royalty fees for the entire European Sales Territory, and the highest Wholesale Price used in the Asian Sales Territory will be used to determine the royalty fees for the entire Asian Sales Territory. Wholesale Price for Digital Content is the price set by EA for such content and is further described in Exhibit 2.
3.47    “Xbox LIVE” means the proprietary online service offered by Microsoft to End Users.
3.48    Other Terms. All other capitalized terms have the definitions set forth with the first use of such term as described in this Agreement.
4.    Durango Development Kit License / Loaned Equipment
4.1    Durango Development Kit License. Durango XDK Development Kits are licensed to EA under the terms of the development kit license(s) between EA and Microsoft for the relevant territory (each an “XDK License”). [***]. For the avoidance of doubt, the parties acknowledge and agree that Microsoft retains title and ownership of the Durango XDKs and the XDK will be licensed to EA during the Term.
4.2    Loaned Equipment. Microsoft may from time-to-time agree to loan EA certain Microsoft assets in connection with EA’s marketing and promotional activities for the Software Titles. Such loaned assets may include Durango kiosks, Durango hardware and accessories (the “Loaned Equipment”). With respect to all Loaned Equipment provided to EA hereunder, EA agrees that: (i) EA shall not provide the Loaned Equipment to any third party unless such third party is approved by Microsoft in advance (“Approved Third Party”) and, if so approved, EA shall be responsible for ensuring that the Approved Third Party complies with the terms of this Section 4.2; (ii) EA shall assume all responsibility for theft, damage, loss or injuries to people or property that occur while such Loaned Equipment is in EA’s and/or an Approved Third

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Party’s possession, control or use; (iii) the Loaned Equipment shall only be used in a location approved by Microsoft; (iv) EA’s insurance policy set forth in Section 24 of the Agreement shall cover all  theft, damage, loss or injuries to people or property in connection with EA’s or an Approved Third Party’s use or possession of the Loaned Equipment; (v) EA (and any Approved Third Party) shall only use power supplies, power cords, cables, and other parts and accessories provided by Microsoft in connection with the Loaned Equipment; and (vi) EA shall, at its expense, return the Loaned Equipment to Microsoft by the date requested by Microsoft and in accordance with any shipping instructions provided by Microsoft. For the avoidance of doubt, the parties acknowledge and agree that Microsoft retains title and ownership of the Loaned Equipment.
5.    Approval Process
5.1    Both Microsoft and EA acknowledge the importance of the games produced for a next-generation entertainment system. Microsoft will cooperate and use good faith efforts to assist EA’s implementation of Durango capabilities in EA’s games. EA will use good faith efforts to capitalize on the capacity of the Durango in its games.
5.2    Standard Approval Process. The standard approval process for a Software Title will include, at minimum, the following phases: Concept submission, Pre-Certification (optional), Certification, and Marketing Materials approval. Unless EA elects the EU Approval Option for a European FPU (described below) or as otherwise expressly stated herein, EA is required to comply at all phases. Each phase is summarized below and will be fully described in the Durango Publisher Guide.
5.3    Annual Title Map; [***]. [***].
5.4    Concept. EA acknowledges that Microsoft generally requires the submission and approval of a Concept submission from third party publishers for Software Titles proposed to be published on Durango. EA will utilize the Concept submission process as described in the Durango Publisher Guide. [***] EA shall deliver to Microsoft a completed Concept submission form (in the form provided by Microsoft to EA) that describes the Software Title. Following evaluation of EA’s Concept submission, Microsoft will notify EA of whether the Concept is approved or rejected. If approved, the Concept submission form, in the form submitted and approved by Microsoft, is incorporated herein by reference and adherence to its terms is a requirement for Certification.
5.5    Pre-Certification. For each Software Title, EA may, at EA’s option, deliver to Microsoft a feature-complete version of the Software Title and such other content as may be required under the Durango Publisher Guide. Upon receipt thereof, Microsoft shall conduct technical screen and/or other testing of the Software Title consistent with the Durango Publisher Guide and will subsequently provide EA with advisory feedback regarding such testing.
5.6    Certification. EA shall deliver to Microsoft the proposed final release version of the applicable Software Title that is complete, ready for access via Xbox LIVE, release, manufacture, and commercial distribution. Such version must include the final content rating certification required by Section 5.10, and satisfies the Replication Requirements. Microsoft shall conduct compliance, compatibility, functional and other testing to determine the Software Title’s compliance with the Certification Requirements (“Certification Testing”) and shall subsequently provide Publisher with the results of such testing, including any required fixes required prior to achieving Certification in accordance with the process outlined in Section 5.6.1 below. Release from Certification for a Software Title is based on (1) passing the Certification Testing; (2) conformance with the approved Concept and any required submission materials as stated in the Durango Publisher Guide; (3) Packaging Materials approval; and (4) continuing and ongoing compliance with all Certification Requirements and other Required Categories as set forth in the Durango Publisher Guide and this Agreement, except otherwise provided herein. EA and Microsoft acknowledge that [***].
5.6.1    Pre-Certification and Certification Appointments. Microsoft will make "appointments" for Pre- Certification and Certification testing of each Software Title provided that: (i) EA and Microsoft will mutually schedule the Pre-Certification appointment approximately [***] weeks in advance of EA's intended Commercial Release of the Software Title, and the Certification appointment approximately [***] weeks in advance of EA's intended Commercial Release of the

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Software Title; and (ii) EA delivers to Microsoft all materials required to perform Pre-Certification or Certification testing, as applicable, as provided in Sections 5.5 and 5.6 above, respectively, on or before such appointment date. In the event that EA fails to provide required materials prior to its appointment, Microsoft will schedule the applicable Software Title into the first available appointment slot [***].
5.6.2    [***].
5.7    Marketing Materials; Approval. EA shall submit to Microsoft all Marketing Materials that incorporate Licensed Trademarks and shall not distribute such Marketing Materials (as a component of the Software Title, FPU, DFU or otherwise) unless and until Microsoft has approved them in writing. Prior to use or publication of any Marketing Materials, EA agrees to incorporate all changes relating to use of the Licensed Trademarks that Microsoft may request in order to bring such Marketing Materials into compliance with the Marketing Guidelines. Additionally, where press releases or announcements otherwise mention Durango versions of Software Titles, Durango or Xbox LIVE, EA will make reasonable efforts to provide Microsoft with notice of such materials and their contents prior to release.
5.7.1    Notwithstanding anything to the contrary in this Agreement or the Durango Publisher Guide, samples of Marketing Materials approved by Microsoft that are subsequently manufactured or redistributed without change by or on behalf of EA are not required to be resubmitted to Microsoft for approval (i) prior to publication or (ii) prior to assembling the materials with FPUs and distributing the finished goods. Once approved by Microsoft, Marketing Materials, or particular elements thereof, may be reused and republished in related Marketing Materials without the need for additional review or approval by Microsoft, provided that the other elements of such related Marketing Materials shall be subject to Microsoft's approval as provided in Section 5.7.2. By way of example only, elements of the approved packaging for a Software Title may be incorporated into advertisements or point-of-purchase ("POP") displays without requiring additional review or approval by Microsoft of the elements taken from the previously approved packaging (so long as the reused elements are accurately depicted in the ads or POP displays), but other elements (other than the reused or republished elements) of the ads or POP displays shall require review and approval by Microsoft with respect to their conformance to the Marketing Guidelines.
5.7.2    With the exception of certifying that EA's use of Licensed Trademarks is in accordance with the Marketing Guidelines, nothing herein shall require EA to obtain Microsoft's approval of EA's Marketing Materials with respect to screen shots, publicity materials, trademarks, etc. owned by Microsoft or any third parties as permitted by law without a license (for example, pursuant to a right of "fair use" under applicable copyright law or a "referential" use under trademark law).
5.8    EU Approval Option. For a Software Title that EA intends to distribute solely in the countries within the geographic territory of the European Union (a “European FPU”), EA may choose at any time during a Software Title’s development and prior to manufacture by an Authorized Replicator, not to submit the Software Title to Microsoft for Concept approval and/or Marketing Materials approval. Notwithstanding the foregoing, EA is required to submit such Software Title to Microsoft for Certification approval. Collectively, this option is referred to herein as the “EU Approval Option.” The EU Approval Option is not available for Digital Content. If EA chooses the EU Approval Option, EA shall not use the Licensed Trademarks on the European FPU and the license grant set forth in Section 19.1 is withdrawn as to such European FPU. In addition, EA shall make no statements in advertising, marketing materials, packaging, websites or otherwise that the European FPU is approved or otherwise sanctioned by Microsoft or is an official Durango Software Title. The European FPU may not be distributed outside the geographic territory of the European Union without complying with all terms of the Agreement concerning approvals and the release of the FPU as deemed relevant by Microsoft. Microsoft may provide additional information in the Durango Publisher Guide regarding the EU Approval Option. Notwithstanding EA’s choice of the EU Approval Option, all other portions of the Agreement other than those specifically identified above shall remain in effect.
5.9    Additional Review. If a Software Title fails Certification, and if EA has made good faith efforts to address any issues raised by Microsoft, Microsoft will give EA the opportunity to resubmit such Software Title for Certification. Microsoft agrees that the first resubmission for such Software Title is free. For any additional resubmission(s), Microsoft may charge EA a reasonable fee designed to offset the costs associated with testing upon resubmission. EA may request the ability

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to submit versions of the Software Title at stages of development other than as identified above for review and feedback by Microsoft. Such review is within the discretion of Microsoft and may require the payment of reasonable fees by EA to offset the costs associated with the review of such Software Titles.
5.10    Content Rating. For those Sales Territories that utilize a content rating system, Microsoft will not accept submission of a Software Title for Certification approval unless and until EA has obtained, at EA’s sole cost, a rating not higher than “Mature (17+)” or its equivalent from the appropriate rating bodies and/or any and all other independent content rating authority/authorities reasonably designated by Microsoft (such as ESRB, PEGI, etc.). EA shall include the applicable rating(s) prominently on FPUs and Marketing Materials, in accordance with the applicable rating body guidelines. For those Sales Territories that do not utilize a content rating system, Microsoft will not approve any Software Title that, in its opinion, contains excessive sexual content or violence, inappropriate language or other elements deemed unsuitable for Durango.
5.11    Prompt Release by Microsoft. Once Microsoft and EA agree that a Software Title is in compliance with the Certification Requirements, Microsoft will promptly convert the Software Title submission provided by EA to the form necessary in order for the Software Title to be manufactured and/or released, and Microsoft will immediately submit the Software Title, in a form ready for manufacturing, to the Authorized Replicator designated by EA.
5.12    Title Updates
5.12.1    All digital patches and updates that are provided to End Users for free and acceptance of which is mandatory for game play (collectively, “Title Updates”) for Software Titles are subject to approval by Microsoft, except as otherwise provided herein. EA may release one Title Update per Software Title free of charge from Microsoft. Any additional Title Updates proposed by EA may be subject to a reasonable charge from Microsoft. The requirements and charges for Title Updates will be set forth in the Durango Publisher Guide.
5.12.2    Microsoft may require EA to develop and provide a Title Update (a) if a Software Title adversely affects Xbox LIVE; or (b) if a Title Update is required as provided in Section 7 below. Microsoft will not charge EA for the Certification, hosting, and distribution of Title Updates to End Users for any Title Update per Software Title required by a specific change in the Durango Publisher Guide or for any Title Update requested by Microsoft for any other reason at Microsoft’s reasonable discretion. Microsoft reserves the right to charge EA a reasonable fee to offset the costs associated with the Certification, hosting, and distribution of Title Updates to End Users that are required because of a Software Title adversely affecting Xbox LIVE.
5.13    Localization. [***].
5.14    Digital Content. With the exception of Section 5.8 (EU Approval Option), the provisions of this Section 5 will apply mutatis mutandis to Digital Content, except as otherwise provided herein.
6.    Durango Publisher Guide
6.1    Microsoft is creating a publisher guide containing program-wide requirements and information applicable to the Durango platform (the “Durango Publisher Guide”) that will supplement the terms of this Agreement. The Durango Publisher Guide may consist of (i) Technical Certification Requirements, Branding Specifications, Marketing Guidelines, FPU Technical Specifications and Packaging Requirements ( as each of those terms are defined herein) (“Required Categories”) and (ii) other information (e.g. royalty payment) regarding other operational aspects of Durango and Xbox LIVE. The Durango Publisher Guide may be distributed in physical, electronic or website form and is created by Microsoft in its sole discretion and may be updated from time to time in accordance with this Section 6.
6.2    EA acknowledges and accepts that each Software Title or Digital Content must comply with the requirements set forth in the Durango Publisher Guide, except where such requirements conflict with any of EA’s rights expressly granted to EA in this Agreement (including the following provisions of this Section 6.2, the provisions of Sections 6.3 and 6.4 below, and the terms set forth in Exhibit 7). [***]. Subject to compliance with applicable Certification

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Requirements, EA shall be entitled to use its hardware and software infrastructure, tools and applications which have been designed for cross-platform console development. Subject to the limitations set forth in this Section 6.2 and Section 6.4 below, EA shall comply with all future provisions of the Required Categories (and/or new Required Categories) of the Durango Publisher Guide added after the Effective Date [***].
6.3    [***].
6.4    Upon EA’s receipt of a supplement, revision or updated version of the Durango Publisher Guide, EA shall automatically be bound by all provisions of the Required Categories or new Required Categories that have been added in compliance with this Section 6. Microsoft will specify in each such supplement, revision or updated version of the Durango Publisher Guide a reasonable effective date of each change or revision to the Required Categories that has been adopted by Microsoft in accordance with this Section 6 if such change or revision is not required to be effective immediately. All Certification testing (and applicable fees therefore, if any) will be in accordance with the then-applicable versions of the Certification Requirements in the Durango Publisher Guide. Notwithstanding the foregoing: (a) after a Software Title has been scheduled for a Certification appointment, EA will not be obligated to comply, with respect to such Software Title only, with any subsequent changes made by Microsoft to the Certification Requirements and other Required Categories in the Durango Publisher Guide unless such subsequent changes are intended to address Durango or Xbox LIVE security or technical integrity issues, or such changes will not add significant expense or delay to a Software Title’s development, Certification or manufacture; and (b) changes to the replication requirements shall not apply to a particular Software Title if such Software Title has a scheduled appointment for Certification within [***] business days of the effective date for such changes to the replication requirements unless such subsequent changes are intended to address Durango or Xbox LIVE security or technical integrity issues, or such changes will not add significant expense or delay to Certification or manufacture.
6.5    EA and its subcontractors will not be bound by any requirements included by Microsoft in the Durango Publisher Guide that would [***].
6.6    Changes made to Branding Specifications, Marketing Guidelines, Packaging Requirements or FPU Technical Specifications will be effective as to a Software Title that has passed Certification only on a “going forward” basis (i.e., only to such Marketing Materials and/or FPUs that are manufactured more than thirty (30) days after Microsoft notifies EA of the change), unless (i) the change can be accommodated by EA [***] without delay in shipment of the affected Software Title(s) or in publishing the affected Marketing Materials [***].
6.7    Throughout this Agreement, unless otherwise expressly set forth, references to complying or compliance (or words to similar effect) with the Durango Publisher Guide will be deemed to mean complying or compliance with the Durango Publisher Guide subject to the limitations set forth in this Section 6.
6.8    EA acknowledges and agrees that Microsoft is still developing the Durango Publisher Guide. It is the parties’ expectation that the terms and restrictions set forth therein shall [***].
7.    Post-Release Compliance
7.1    Correction of Bugs or Errors. Notwithstanding Microsoft’s Certification and subject to Section 6.4 above, all Software Titles and Digital Content must remain in compliance with all Certification requirements set forth in the Durango Publisher Guide on a continuing and ongoing basis. Nothing herein will be deemed to relieve EA of is obligation to correct material program bugs and errors in the Software Titles and Digital Content, whenever discovered (including after Commercial Release), and EA agrees to correct such material bugs and errors as soon as possible after discovery, provided, that with respect to material bugs or errors discovered after Commercial Release of the applicable Software Title and Digital Content, EA will correct the material bug or error in all FPUs manufactured after discovery in a manner mutually agreed upon and which may be via a Title Update and Microsoft may charge a reasonable amount to cover additional Certification costs if re-Certification is required.

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7.2    Microsoft shall work with EA [***].
7.3    Digital Content; Minimum Commitment
7.3.1    EA agrees that, if an Online Game Feature is made available via Xbox LIVE, each such Online Game Feature of a Software Title will be made available via Xbox LIVE for at least [***] months following the respective Commercial Release of the Software Title in each Sales Territory in which the Online Game Feature was released (the “Minimum Commitment”) [***]. EA is obligated to provide all necessary customer support for such Online Game Feature during its availability and for [***] months after discontinuation. Subject to EA’s compliance with the Minimum Commitment period, EA may terminate Microsoft’s license associated with such Online Game Feature, as soon as EA makes such a decision to discontinue the Online Game Features, which shall be no less than [***] days prior to termination of such Online Game Features. Microsoft may discontinue the availability of any or all such Online Game Features via Xbox LIVE upon [***] days’ prior written notice to EA. EA is responsible for communicating the duration of Online Game Feature availability to Xbox LIVE Users, and for providing reasonable advance notice to Xbox LIVE Users of any discontinuation of such Online Game Feature.
7.3.2    Subject to Section 7.3.1, EA agrees that Microsoft has the right to make Digital Content other than Online Games Features submitted by EA available to Xbox LIVE Users for the Term of this Agreement, unless removal of such Digital Content is requested by EA as provided below or if the Digital Content is provided for a limited period of time as specified by EA. EA shall use commercially reasonable efforts to provide Microsoft thirty (30) day prior notice for the removal of Digital Content, unless immediate removal is reasonably required to comply with EA’s contractual or other legal obligations. EA agrees to provide all necessary support for such Digital Content as long as such Digital Content is made available to Xbox LIVE Users and for six (6) months thereafter. Notwithstanding any termination or expiration of Microsoft’s license to distribute Digital Content, EA acknowledges and agrees that subject to Section 7.3.1 above, Microsoft will retain a copy of Digital Content, and EA hereby grants Microsoft the license to redistribute the final version of any Digital Content to Xbox LIVE Users who have previously purchased it, directly or indirectly, from Microsoft to their Durango console for no additional fees, including if the Xbox LIVE User is re-downloading to a different Durango unit or within a different Sales Territory than where originally downloaded, provided that EA may terminate the foregoing redistribution license for the applicable Digital Content upon written notice to Microsoft, if EA no longer has the right to grant the redistribution license as provided above due to termination or expiration of its license with any licensors whose intellectual property rights are incorporated in the Digital Content in question or as necessary to comply with applicable laws.
7.3.3    Archive Copies. EA agrees to maintain, and to possess the ability to support copies in object code, source code and symbol format, of all Digital Content available to Xbox LIVE Users during the time such Digital Content is available to Xbox LIVE Users and for no less than two (2) years thereafter.
8.    Manufacturing
8.1    Authorized Replicators. EA may only use Microsoft or an Authorized Replicator to produce FPUs. Prior to placing an order with a replicator for FPUs, EA shall confirm with Microsoft that such entity is an Authorized Replicator. Microsoft will keep an up-to-date list of Authorized Replicators in the Durango Publisher Guide. EA will notify Microsoft in writing of the identity of the applicable Authorized Replicator that it intends to use for each Software Title. The agreement for such replication services will be negotiated between EA and the applicable Authorized Replicator, subject to the requirements in this Agreement. EA acknowledges that Microsoft may charge the Authorized Replicator fees for rights, services or products associated with the manufacture of FPUs and that the agreement between Microsoft and each Authorized Replicator grants Microsoft the right to instruct the Authorized Replicator to cease the manufacture of FPUs and/or prohibit the release of FPUs to EA or its agents in the event EA is in breach of this Agreement or any credit arrangement entered into by the parties. Microsoft does not guarantee any level of performance by the Authorized Replicators, and Microsoft will have no liability to EA for any Authorized Replicator’s failure to perform its obligations under any applicable agreement between Microsoft and such Authorized Replicator and/or between EA and such Authorized Replicator. Microsoft has no responsibility for ensuring that FPUs are free of defects. If EA requests that Microsoft certify and approve a third party replicator that is not then an Authorized Replicator, Microsoft will consider such request in good faith.

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8.2    Submissions to the Authorized Replicator. Microsoft, and not EA, will provide to the applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for the manufacture of the FPUs including the Security Technology (as defined in Section 8.7 below). EA is responsible for preparing and delivering to the Authorized Replicator all other items required for manufacturing FPUs including approved Packaging Materials associated with the FPUs.
8.3    Verification Versions. Microsoft shall cause the Authorized Replicator to create several test versions of each FPU (“Verification Version(s)”) that will be provided to both Microsoft and EA for approval as to (i) its conformance with the Software Title submitted by EA that has passed Certification, (ii) its proper operation on Durango and (iii) its conformity with all quality standards required by Microsoft of the Authorized Replicator (the “Verification Version Criteria”). Prior to full manufacture of FPUs by the Authorized Replicator, both EA and Microsoft must approve the applicable Verification Version as to its conformance with the Verification Version Criteria. Throughout the manufacturing process, Microsoft shall cause the Authorized Replicator to provide additional Verification Versions of the FPU for evaluation by Microsoft on the Verification Version Criteria. Microsoft’s approval of each Verification Version (as specified in the first sentence of this Section 8.3) is a condition precedent to manufacture, however EA shall grant the final approval and shall work directly with the Authorized Replicator regarding the production run. EA agrees that all FPUs must be replicated in conformity with all of the quality standards and manufacturing specifications, policies and procedures that Microsoft requires of its Authorized Replicators, and that all Packaging Materials must be approved by Microsoft prior to packaging. EA shall cause the Authorized Replicator to include the BTS on each FPU.
8.4    Samples. For each Software Title published under this Agreement, upon Microsoft’s request and at EA’s cost, EA shall provide a reasonable number of samples; the final number of which will be provided via the Durango Publisher Guide provided that it does not exceed [***] copies per Software Title per Sales Territory in which the FPU will be released. Such units may be used solely by Microsoft in marketing, as product samples, for customer support, testing and for archival purposes. EA shall not be required to pay any royalties fees for such samples.
8.5    Manufacturing Reports. For purposes of assisting in the scheduling of manufacturing resources, in the Annual Title Map (and any updates thereto) EA shall provide Microsoft with forecasts showing manufacturing projections by Sales Territory for each Software Title listed on the Annual Title Map. EA will update these forecasts for each Software Title by Sales Territory via its Quarterly Updates. EA will use commercially reasonable efforts to cause the Authorized Replicator to deliver to Microsoft true and accurate monthly statements of FPUs manufactured in each calendar month, on a Software Title-by-Software Title basis and in sufficient detail to satisfy Microsoft, within fifteen (15) days after the end of the applicable month. Microsoft will have reasonable audit rights to examine the records of the Authorized Replicator regarding the number of FPUs manufactured.
8.6    Alternate Manufacturing in Europe. EA may, solely with respect to FPUs manufactured for distribution in the European Sales Territory, utilize a different process or company for the combination of FPUs with Packaging Materials provided that such packaging process incorporates the BTS and otherwise complies with the Durango Publisher Guide. EA shall notify Microsoft regarding its use of such process or company so that the parties may properly coordinate their activities and approvals. To the extent that Microsoft is unable to accommodate such processes or company, EA shall modify its operations to comply with Microsoft’s requirements.
8.7     Security. Microsoft has the right to add to the final release version of the Software Title or Digital Content delivered by EA to Microsoft, and to all FPUs, such digital signature technology and other security technology and copyright management information (collectively, “Security Technology”) as Microsoft may determine to be necessary, and/or Microsoft may modify the signature included in any Security Technology included in the Software Title or Digital Content by EA at Microsoft’s discretion. Additionally, Microsoft may add Security Technology that prohibits the play of Software Titles or Digital Content on Durango units sold in a Sales Territory that is different from the Sales Territory in which the FPUs or Digital Content are intended to be distributed, or FPUs or Digital Content that have been modified in any manner not authorized by Microsoft. Any changes in Security Technology will not be applicable to Software Titles or Digital Content in Certification testing or FPUs in manufacturing by an Authorized Replicator, unless such change will not cause any material delay in the delivery date of such FPUs by the Authorized Replicator to EA, or unless otherwise agreed by EA. Subject to this Section 8.7, updates to Security Technology requirements may be added by Microsoft via the Durango Publisher Guide.

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8.1    Demo Versions. If EA wishes to distribute a Demo Version, EA must obtain Microsoft’s written approval as provided in the Durango Publisher Guide and Microsoft may charge a reasonable fee to offset costs of the Certification. Subject to the terms of the Durango Publisher Guide, Demo Version(s) may be distributed digitally or placed on a single disc, either as a stand-alone or with other Demo Versions and the suggested price of such units must be free or at a suggested retail price that does not exceed [***] US dollars ($[***]) or its equivalent in local currency. All rights, obligations and approvals set forth in this Agreement as applying to Software Titles shall separately apply to any Demo Version. No royalties will be payable to Microsoft with respect to any Demo Versions.
8.2    Minimum Order Quantities. [***].
9.    Payments
The parties will make payments to each other under the terms of Exhibit 2.
10.    Pre- Durango Launch Support
10.1    [***].
10.2    Microsoft Durango Reveal Event, E3 2013 and PR Support. Microsoft and EA will work together to determine the optimal strategy for announcement and promotion of EA’s Durango support at Microsoft-organized events to announce Durango, including Microsoft’s Press Briefing at E3 2013 (together the “Microsoft Events”). [***]. EA will appear in Microsoft’s 2013 E3 Press Briefing [***].
10.2.3    Demos. At least fourteen (14) days prior to the Microsoft Events, EA will deliver approved [***] Demo Versions (for guided demonstration) for [***] titles listed below: [***] (together the “Reveal Titles”). If any of the above mentioned Demo Versions is not available for a title as provided above, the parties will announce the Reveal Titles at the Microsoft Events instead. [***]. EA agrees to fully participate in dress rehearsals for the Microsoft Events, which participation will include providing the final Reveal Titles Demo Versions as described herein. EA agrees to provide [***] guided Reveal Titles Demo Versions for [***] Reveal Titles [***] at Microsoft’s E3 2013 booth and other Microsoft specified E3 venues [***].
10.3    Xbox 360 and Kinect. [***].
11.     [***].
12.    [***].
13.    [***].
14.    Durango Units
At Durango Launch, Microsoft will make [***] Durango units available for purchase by EA [***].
15.    [***].
[PAGES 14 THROUGH 19 OF THIS AGREEMENT CONTAINING SECTIONS 11 THROUGH 13 AND SECTION 15 HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

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16.    Marketing, Sales, and Support and Promotion
16.1    EA Responsible. Except as provided for herein, as between Microsoft and EA, EA is solely responsible for the marketing and sales of the Software Titles, and for providing technical and all other support relating to the FPUs (including for End Users of Digital Content). EA shall provide all End Users appropriate contact information (including EA’s street address and telephone number, and the applicable individual/group responsible for customer support), and shall also provide all such information to Microsoft for posting on http://www.xbox.com, or such successor or related website identified by Microsoft.
16.2    Warranty. EA shall provide the original End User of any FPU a minimum warranty in accordance with local laws and industry practices and that is not less favorable to the consumer than the consumer warranty that EA offers for products for play on other dedicated game consoles. EA may offer additional warranty coverage consistent with the traditions and practices of video game console publishers within the applicable Sales Territory or as otherwise required by local law. [***].
16.3    EULA. Microsoft’s requirements with respect to End User License Agreement for Software Titles will be set forth in the Durango Publisher Guide [***].
16.4    Recall. Notwithstanding anything to the contrary contained in this Agreement, if there is a material defect in a Software Title and/or any FPUs, which defect in the reasonable judgment of EA and Microsoft would significantly impair the ability of an End User to play such Software Title or FPU or would adversely affect the gameplay of Durango or Xbox LIVE, Microsoft may require EA to recall FPUs and undertake prompt repair or replacement of such Software Title and/or FPUs if the defect has not been otherwise remedied via a Title Update.
16.5    No Bundling with Unapproved Peripherals, Products or Software. Except as expressly stated in this Section, EA shall not market or distribute FPUs bundled with any other product or service, nor shall EA knowingly permit or assist any third party in such bundling, without Microsoft’s prior written consent. EA may market or distribute (i) FPUs bundled with a Software Title(s) that has been previously certified and released by Microsoft for manufacturing; or (ii) FPUs bundled with a peripheral product (e.g. game pads) that has been previously licensed as a “Durango Licensed Peripheral” by Microsoft, without obtaining the written permission of Microsoft. EA shall contact Microsoft in advance to confirm that the peripheral or Software Title to be bundled has previously been approved by Microsoft pursuant to a valid license.
16.6    Software Title License. Subject to the prior written consent of EA in each case (which consent will not be unreasonably withheld), EA hereby grants Microsoft a fully-paid, royalty-free, non-exclusive license (i) to publicly perform the Software Titles at conventions, events, trade shows, press briefings, public interactive displays and the like; (ii) to use the title of the Software Title, and screen shots from the Software Title, in advertising and promotional material relating to Durango and related Microsoft products and services, as Microsoft may reasonably deem appropriate; and (iii) distribute Demo Versions with the Official Xbox Magazine, or as a standalone product with other demo software. Additional marketing and promotional opportunities shall be discussed by the parties. For purposes of the foregoing, it shall not be deemed to be unreasonable for EA to withhold its approval on the basis that (a) its screen shots, advertising materials, etc. would be depicted with Microsoft titles that are competitive to EA’s Software Titles, or (b) Microsoft’s proposed use is inconsistent with EA’s marketing plan for such Software Title (e.g., use by Microsoft ahead of EA’s official announcement of a Software Title). The parties agree to develop a process whereby Software Titles and/or screen shots thereof may be pre-approved for the uses described in this Section 16.6. Nothing herein shall preclude Microsoft from using screen shots, publicity materials, etc. as permitted by law without a license (for example, pursuant to a right of “fair use” under applicable copyright law or a “referential” use under trademark law). Microsoft may use the code from Software Titles for internal compatibility and testing uses and to ensure that the Software Titles operate correctly on Durango and Xbox LIVE.
17.    Grant of Distribution License, Limitations
17.1    Distribution License. Upon Certification of a Software Title, approval of the Marketing Materials and the Verification Version of the Software Title by Microsoft, and subject to the terms and conditions contained in this Agreement,

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Microsoft grants EA a non-exclusive, non-transferable, license to distribute FPUs containing Redistributable and Sample Code (as defined in the XDK License) and Security Technology (as defined in Section 8.7) within the approved Sales Territories in FPU form to third parties for distribution to end users and/or directly to end users. The license to distribute the FPUs is personal to EA and except for transfers of FPUs through normal channels of distribution (e.g. wholesalers, retailers), absent the written approval of Microsoft, EA may not sublicense or assign its rights under this license to other parties. For the avoidance of doubt, without the written approval of Microsoft, EA may not sublicense, transfer or assign its right to distribute Software Titles or FPUs to another entity that will brand, co-brand or otherwise assume control over such products as a “publisher” as that concept is typically understood in the console game industry. EA’s license rights do not include any license, right, power or authority to subject Microsoft’s software or derivative works thereof or intellectual property associated therewith in whole or in part to any of the terms of an Excluded License.  “Excluded License” means any license that requires as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software or other software combined and/or distributed with such software be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.
17.2    Limitations on Distribution. Except as provided for herein, EA shall distribute FPUs only in the Sales Territories for which the Software Titles have been approved by Microsoft. EA shall not, directly or indirectly export any FPUs from one Sales Territory to another, nor shall EA knowingly permit or assist any third party in doing so, except for de minimis quantities of which EA provides Microsoft advanced written notice. Furthermore, EA shall not directly or indirectly export any FPUs outside of any Sales Territories, nor shall EA distribute FPUs to any person or entity that it has reason to believe may re-distribute or sell such FPUs outside a Sales Territory. EA may request to distribute FPUs in countries or regions outside the Sales Territories and Microsoft will not unreasonably withhold or delay its consent.
17.3    Digital Content. In consideration of the royalty payments as described in Exhibit 2, EA grants to Microsoft (i) a worldwide, transferable, license to broadcast, transmit, distribute, host, publicly display, reproduce, and license Digital Content for use on Durango, and (ii) a worldwide, transferable license solely to distribute to End Users and permit End Users to download and store Digital Content). EA agrees that the license grants set forth in this Section 17.3 applicable to Digital Content are exclusive, meaning that except as expressly permitted under this Agreement, the Durango Publisher Guide and/or as agreed by the parties, EA shall not directly or indirectly permit or enable access to Digital Content by any means, methods, platforms or services other than through Xbox LIVE, or as otherwise set forth in this Agreement. Notwithstanding the foregoing, this Section 17.3 does not prevent EA from making other platform versions of its Software Titles or Digital Content available via other platform-specific online services. Except in cases where the Digital Content is removed in accordance with Section 7.3, this Section 17.3 shall survive termination of this Agreement by Microsoft pursuant to Section 26.2 until expiration or non-renewal of this Agreement.
17.4    No Reverse Engineering. EA shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part or component of the Durango, including, hardware, software or firmware, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation and even in such case, subject to the limitations set forth below. For the purposes of this Agreement, "reverse engineer(ing)" shall mean: (a) the x-ray electronic scanning and/or physical or chemical stripping of semiconductor components, including, , the motherboard for the Durango; and/or (b) disassembling, decompiling, sniffing, using logic analyzers or electrical probes or replacing the physical components of the Durango with the purpose or effect of deriving source code. [***].
17.5    Reservation of Rights. Each party reserves all rights not explicitly granted herein.
17.6    Ownership of the Software Titles. Except for the intellectual property supplied by Microsoft to EA (including the Licensed Trademarks hereunder and the licenses in certain software and hardware granted by an XDK License), ownership of which is retained by Microsoft, insofar as Microsoft is concerned, EA will own all rights in and to the Software Titles.
17.7    Authorized Affiliates. Through the mutual written agreement by each party, and once an EA affiliate executes the “Authorized Affiliate” form attached as Exhibit 3, then EA’s authorized affiliate may exercise the rights granted to EA under this Agreement. The foregoing shall not apply to any EA affiliate which pays or intends to pay royalties from a

14                MICROSOFT CONFIDENTIAL

European billing address. Any such European affiliate shall instead execute a Durango Publisher Enrollment Form with MIOL, a copy of which is attached hereto as Exhibit 4.
18.    Usage Data
Usage data terms are covered in Exhibit 7.
19.    Trademark Rights and Restrictions
19.1    Licensed Trademarks License. In each Software Title, FPU, DFU, Demo Version and Marketing Materials, EA shall incorporate the Licensed Trademarks and include credit and acknowledgement to Microsoft as set forth in the Branding Specifications. Microsoft grants to EA a non-exclusive, non-transferable, personal license to use the Licensed Trademarks on FPUs, DFUs, Demo Versions and Marketing Materials according to the Durango Publisher Guide and other conditions herein, and solely in connection with marketing, sale, and distribution in the approved Sales Territories.
19.2    Limitations. EA is granted no right, and shall not purport, to permit any third party to use the Licensed Trademarks in any manner without Microsoft’s prior written consent. EA’s license to use Licensed Trademarks in connection with the Software Titles, FPUs, and DFUs does not extend to the merchandising or sale of related or promotional products other than approved Demo Versions.
19.3    Branding Specifications. EA’s use of the Licensed Trademarks (including in FPUs, DFUs, and Marketing Materials) must comply with the Branding Specifications set forth in the Durango Publisher Guide. EA shall not use Licensed Trademarks in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Software Title, FPUs or DFUs or ownership of the Licensed Trademarks unless Microsoft has otherwise approved such use in writing. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this Section 19.3, EA shall promptly undertake diligent commercial efforts to remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.
19.4    Protection of Licensed Trademarks. At Microsoft’s request and expense, EA shall assist Microsoft in protecting and maintaining Microsoft’s rights in the Licensed Trademarks, including preparation and execution of documents necessary to register the Licensed Trademarks or record this Agreement, and giving immediate notice to Microsoft of potential infringement of the Licensed Trademarks of which EA becomes aware, except in cases of the mere unauthorized replications and distribution of FPUs or Marketing Materials. Microsoft shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the Licensed Trademarks, either in its own name or by joining EA as a party thereto. EA shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft’s rights or goodwill in the Licensed Trademarks in any country, including attempted registration of any Licensed Trademark, or use or attempted registration of any mark confusingly similar thereto.
19.5    Ownership and Goodwill. EA acknowledges Microsoft’s ownership of all Licensed Trademarks, and all goodwill associated with the Licensed Trademarks. Use of the Licensed Trademarks shall not create any right, title or interest therein in EA’s favor. EA’s use of the Licensed Trademarks shall inure solely to the benefit of Microsoft.
20.    Confidentiality;Announcements.
20.1    Confidentiality. The information, materials and software exchanged by the parties hereunder the Agreement or under a Durango XDK License, including the terms and conditions hereof and of the Durango XDK License and any amendments or supplemental agreements to this Agreement, are subject to the Non-Disclosure Agreement attached hereto as Exhibit 5 (the “Non-Disclosure Agreement”) between the parties, which is incorporated herein by reference; provided, however, that for purposes of the foregoing Section 2(a)(i) of the Non-Disclosure Agreement shall hereinafter read, “[The Receiving Party shall: (i)] Refrain from disclosing Confidential Information of the Disclosing Party to any third parties for as long as such remains undisclosed under 1(b) above except as expressly provided in Sections 2(b) and 2(c) of this [Non-

15                MICROSOFT CONFIDENTIAL

Disclosure] Agreement.”  In this way, all Confidential Information provided hereunder or by way of the Durango XDK License in whatever form (e.g. information, materials, tools and/or software exchanged by the parties hereunder or under a Durango XDK License), including the terms and conditions hereof and of the Durango XDK License, unless otherwise specifically stated, will be protected from disclosure for as long as it remains Confidential.  [***].  EA and Microsoft each acknowledge that any breach of this Section 20.1 will result in irreparable and ongoing harm to the other party.
20.2    Public Announcements. The parties contemplate that they will coordinate the issuance of initial press releases, or a joint press release, announcing the relationship established by the execution of this Agreement. The parties shall work cooperatively to ensure that an initial announcement of this Agreement shall be similar in stature and magnitude to that of the announcement for the EA’s support of the launch of Xbox 360. However, neither party shall issue any such press release or make any such public announcement(s) without the express prior consent of the other party, which consent will not be unreasonably withheld or delayed. Furthermore, the parties agree to use their commercially reasonable efforts to coordinate in the same manner any subsequent press releases and public announcements relating to their relationship hereunder prior to the issuance of the same. Nothing contained in this Section 20.2 will relieve EA of any other obligations it may have under this Agreement, including its obligations to seek and obtain Microsoft approval of Marketing Materials.
20.3    Required Public Filings. Notwithstanding Sections 20.1 and 20.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party’s required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and/or Microsoft will prepare a redacted version of this Agreement for filing.
21.    Protection of Proprietary Rights
21.1    Microsoft Intellectual Property. If EA learns of any infringement or imitation of the Licensed Trademarks, the Software Titles, the FPUs or the DFUs, or the proprietary rights in or related to any of them, it will promptly notify Microsoft thereof, except in cases of the mere unauthorized duplication and distribution of FPUs (“Pirated FPUs”) or Marketing Materials. Microsoft may take such action as it deems advisable for the protection of its rights in and to such proprietary rights, and EA shall, if requested by Microsoft, cooperate in all reasonable respects therein at Microsoft's expense. In no event, however, shall Microsoft be required to take any action if it deems it inadvisable to do so. Microsoft will have the right to retain all proceeds it may derive from any recovery in connection with such actions.
21.2    EA Intellectual Property. EA, without the express written permission of Microsoft, may bring any action or proceeding relating to infringement or potential infringement of the Software Titles or FPUs, to the extent such infringement involves any proprietary rights of EA (provided that EA will not have the right to bring any such action or proceeding involving Microsoft’s intellectual property). EA shall make reasonable efforts to inform Microsoft regarding such actions in a timely manner, except where such action involves only the seizure of Pirated FPUs and the prosecution or other legal action against the parties responsible for the unauthorized duplication and/or distribution of Pirated FPUs. EA will have the right to retain all proceeds it may derive from any recovery in connection with such actions. EA agrees to use all commercially reasonable efforts to protect and enforce its proprietary rights in the Software Title.
21.3    Joint Actions. EA and Microsoft may agree to jointly pursue cases of infringement involving the Software Titles (since such products will contain intellectual property owned by each of them). Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court (in which case the terms of Sections 20.1 and 20.2 will apply), in the event EA and Microsoft jointly prosecute an infringement lawsuit under this provision, any recovery will be used first to reimburse EA and Microsoft for their respective reasonable attorneys’ fees and expenses, pro rata, and any remaining recovery shall also be given to EA and Microsoft pro rata based upon the fees and expenses incurred in bringing such action.

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22.    Warranties
22.1    EA.  EA warrants and represents that:
22.1.1    It has the full power to enter into this Agreement;
22.1.2    It has not previously granted and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft herein;
22.1.3    The Software Titles, FPUs, DFUs, Marketing Materials, Digital Content, all information, data, logos, software or other materials provided to Microsoft and/or made available to End Users via Xbox LIVE (excluding those portions that consist of the Licensed Trademarks, Security Technology and redistributable components of the XDK in the form as delivered to EA by Microsoft pursuant to an XDK License) (collectively, the “EA Content”) does not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights.
22.1.4    It shall comply with all laws, regulations and administrative and court orders, and requirements within the territory of distribution relating to the distribution, sale and marketing of the Software Titles, and shall keep in force all necessary licenses, permits, registrations, approvals and/or exemptions throughout the Term and for so long as it is distributing, selling or marketing the Software Titles.
22.2    Microsoft.  Microsoft warrants and represents that it has the full power to enter into this Agreement and it has not previously granted and will not grant any rights to any third party that are inconsistent with the rights granted to EA herein.
22.3    DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 22, MICROSOFT PROVIDES ALL MATERIALS (INCLUDING THE SECURITY TECHNOLOGY) AND SERVICES HEREUNDER ON AN “AS IS” BASIS, AND MICROSOFT DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED UNDER THE APPLICABLE LAWS OF ANY COUNTRY, PROVINCE OR STATE, REGARDING THE MATERIALS AND SERVICES IT PROVIDES HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF FREEDOM FROM COMPUTER VIRUSES. WITHOUT LIMITATION, MICROSOFT PROVIDES NO WARRANTY OF NON-INFRINGEMENT.
22.4    LIMITATION OF LIABILITY. EXCEPT FOR AMOUNTS OWED HEREUNDER, THE MAXIMUM LIABILITY OF MICROSOFT TO EA OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE [***]. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL MICROSOFT BE LIABLE TO EA FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO ANY CLAIMS RELATING TO THE SECURITY TECHNOLOGY AND/OR ITS EFFECT ON ANY SOFTWARE TITLE OR FOR ANY STATEMENTS OR CLAIMS MADE BY EA, WHETHER IN EA’S MARKETING MATERIALS OR OTHERWISE, REGARDING THE AVAILABILITY OR OPERATION OF ANY DIGITAL CONTENT.
23.    Indemnity. A claim for which indemnity may be sought hereunder is referred to as a “Claim.”
23.1    Mutual Indemnification. Each party hereby agrees to indemnify, defend, and hold the other party harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or related to with any Claim that, taking the claimant's allegations to be true, would result in a breach by the indemnifying party of any of its warranties and covenants set forth in Section 22.
23.2    Additional EA Indemnification Obligation. EA further agrees to indemnify, defend, and hold Microsoft harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or related to any Claim regarding any Software Title, FPU, DFU or User

17                MICROSOFT CONFIDENTIAL

Generated Content (excluding those portions thereof that consist of components of the Durango XDK in the form(s) as delivered to EA by Microsoft pursuant to a Durango XDK License), including any Claim relating to quality, performance, safety, privacy or security or any Claim arising out of EA’s use of the Licensed Trademarks in breach of this Agreement (but excluding any claims arising out of use of the Licensed Trademarks in accordance with the provisions of this Agreement).
23.3    Additional Microsoft Indemnification Obligation. Subject to Section 22.4, Microsoft further agrees to indemnify, defend, and hold EA harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of related to any Claim that EA’s use in any Sales Territory of a Licensed Trademark as permitted under this Agreement infringes the trademark rights of any third party. Microsoft shall control all litigation relating to Licensed Trademarks.
23.4    Notice and Assistance. The indemnified party shall: (i) provide the indemnifying party reasonably prompt notice in writing of any Claim and permit the indemnifying party to answer and defend such Claim through counsel chosen and paid by the indemnifying party; and (ii) provide information, assistance and authority to help the indemnifying party defend such Claim. The indemnified party may participate in the defense of any Claim at its own expense. The indemnifying party will not be responsible for any settlement made by the indemnified party without the indemnifying party’s written permission, which will not be unreasonably withheld or delayed. In the event the indemnifying party and the indemnified party agree to settle a Claim, the indemnified party agrees not to publicize the settlement without first obtaining the indemnifying party’s written permission.
23.5    [***].
24.     Insurance
EA shall maintain sufficient and appropriate insurance coverage to enable it to meet its obligations under this Agreement and by law (whether Products Liability, General Liability or some other type of insurance). [***].
25.    Bankruptcy
Microsoft and EA agree that the rights conferred by EA upon Microsoft under the Agreement, including those described in Section 17, constitute a license running from EA to Microsoft of a right to intellectual property for purposes of Section 365(n) of the United States Bankruptcy Code (11 U.S.C. 101, et seq.), and that Microsoft shall have, in a bankruptcy proceeding in which the EA is a debtor, the rights of a "licensee" as set forth in that provision.
Microsoft and EA acknowledge and agree that, in a bankruptcy proceeding of EA, and notwithstanding any other provision contained in the Agreement, EA shall not have the power, absent Microsoft's consent, to assume or assign to a third-party any license running from Microsoft to EA of any property, interest or right created in the Agreement.  Microsoft and EA hereby express their mutual intention that all such rights be purely personal to EA, such that governing non-bankruptcy law shall preclude EA's assignment (and, if applicable, assumption) of those rights without Microsoft's consent.
26.    Term and Termination
26.1    Term. The term of this Agreement shall commence upon the Effective Date and continue until [***] (“Initial Term”). [***] To the extent that the parties do not enter into an agreement to extend the Term, the parties shall jointly agree on a plan to allow End Users who purchase Xbox LIVE-enabled Software Titles near the Expiration Date to have the opportunity to access and use the Digital Content of such Software Titles on Xbox LIVE for a commercially reasonable time.
26.2    Termination for Breach. If either party materially fails to perform or comply with this Agreement or any provision thereof and such default has a material adverse effect on the non-breaching party, and fails to remedy the default within [***] days after the receipt of notice to that effect, then the other party has the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice; provided that if EA is the party that has

18                MICROSOFT CONFIDENTIAL

materially failed to perform or comply with this Agreement and such breach or default has a material adverse effect on Xbox LIVE, Durango consoles or the experience of a significant number of End Users, then Microsoft shall have the right, but not the obligation, to suspend availability of the Digital Content during such [***]-day period until the material adverse effect on Xbox LIVE, Durango, or the experience of a significant number of End Users has been corrected by EA. Any notice of default hereunder must be prominently labeled “NOTICE OF DEFAULT”; provided, however, that if the default is of Sections 17 or 19 above, the Non-Disclosure Agreement, or an Durango XDK License, then the non-defaulting party may terminate this Agreement immediately upon written notice, without being obligated to provide a [***] day cure period. The rights and remedies provided in this Section 26.2 are not exclusive and are in addition to any other rights and remedies provided by law or this Agreement. If the uncured default is related to a particular Software Title or particular Digital Content, then the party not in default has the right, in its discretion, to terminate this Agreement in its entirety or with respect to the applicable Software Title or the particular Digital Content. If Microsoft determines, at any time prior to the Commercial Release of a Software Title, that such Software Title does not materially comply with the requirements set forth in the Durango Publisher Guide, subject to Section 6, or to any applicable laws, then Microsoft has the right, in Microsoft’s sole discretion and notwithstanding any prior approvals given by Microsoft, to terminate this Agreement without cost or penalty, on a Software Title by Software Title, or Sales Territory by Sales Territory basis upon written notice to EA with respect to such Software Title or Sales Territory.
26.3    Effect of Termination; Sell-off Rights. Upon termination or expiration of this Agreement, EA has no further right to exercise the rights licensed hereunder or within the Durango XDK License and shall promptly cease all manufacturing of FPUs through its Authorized Replicators and, other than as provided below, cease use of the Licensed Trademarks. EA shall have a period of [***] months following expiration of this Agreement, or termination for a reason other than EA’s breach, to sell-off its inventory of (i) FPUs existing as of the date of termination or expiration; and (ii) if and only if this Agreement is terminated by EA for a material breach by Microsoft, FPUs manufactured under a bona fide purchase order accepted by an Authorized Replicator prior to the date of EA’s written notice to Microsoft of termination (with respect to the manufacturing of any Software Title that has been previously approved by Microsoft); after which sell-off period EA shall immediately return all FPUs to an Authorized Replicator for destruction. EA shall cause the Authorized Replicator to destroy all FPUs and issue to Microsoft written certification by an authorized representative of the Authorized Replicator(s) confirming the destruction of FPUs required hereunder. All of EA’s obligations under this Agreement shall continue to apply during such [***] sell-off period. If this Agreement is terminated due to EA's breach, at Microsoft’s option, Microsoft may require EA to immediately destroy all FPUs not yet distributed to EA’s distributors, dealers and/or end users and shall require all those distributing the FPUs over which it has control to cease distribution.
26.4    Cross-Default. If Microsoft has the right to terminate this Agreement, then Microsoft may, at its sole discretion also terminate the Durango XDK License. If Microsoft has the right to terminate the Durango XDK License, then Microsoft may, at its sole discretion also terminate this Agreement.
26.5    Survival. The following provisions shall survive expiration or termination of this Agreement: 1, 9, 12.6, 16.1, 16.6, 17.3 (in accordance with its terms), 17.4, 17.5, 17.6, 19.5, 20, 21, 22, 23, 26.3, 26.4, 26.5, and 27.
27.    General
27.1    Governing Law; Venue; Attorney’s Fees. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A. Any dispute arising from or in connection with this Agreement shall be subject to binding arbitration at Seattle, Washington in accordance with the commercial rules of the JAMS/Endispute, and judgment upon the arbitral award rendered may be entered in any court having jurisdiction thereof. The parties agree that the existence of any such dispute and subsequent arbitration shall be kept confidential. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses. This choice of jurisdiction provision does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.
27.2    Notices; Requests. All notices and requests in connection with this Agreement shall be deemed given (i) three (3) business days after they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt

19                MICROSOFT CONFIDENTIAL

requested; or (ii) as of the date sent by overnight courier, charges prepaid, with a confirming fax on the date sent; and addressed as follows:

EA:        ELECTRONIC ARTS INC.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention:    Executive Vice President, Business and Legal Affairs
Fax:        [***]
Phone:        [***]

with a cc to:    ELECTRONIC ARTS INC.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention:    General Counsel
Fax:        [***]
Phone:        [***]

Microsoft:    MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:    President, Interactive Entertainment Business

with a cc to:    MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:    Legal & Corporate Affairs Department
Interactive Entertainment Business
Fax:        (425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.
27.3    No Delay or Waiver. No delay or failure of either party at any time to exercise or enforce any right or remedy available to it under this Agreement, and no course of dealing or performance with respect thereto, will constitute a waiver of any such right or remedy with respect to any other breach or failure by the other party. The express waiver by a party of any right or remedy in a particular instance will not constitute a waiver of any such right or remedy in any other instance. All rights and remedies will be cumulative and not exclusive of any other rights or remedies.
27.4    Assignment/Change of Control

27.4.1    By EA. EA may not assign this Agreement or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing, provided, however, that EA shall be allowed to assign this Agreement (or portion thereof), to its wholly-owned affiliates for reasons not related to a Sale Event, by providing prior written notice to Microsoft.  For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in EA’s stock, or of all or substantially all of its assets (collectively a “Sale Event”) is to be deemed to be an assignment.  [***].

27.4.2    By Microsoft. Microsoft will have the right to assign this Agreement and/or any portion thereof as Microsoft may deem appropriate.

20                MICROSOFT CONFIDENTIAL

27.4.3    This Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.
27.5    No Partnership. Microsoft and EA are entering into a license pursuant to this Agreement and nothing in this Agreement is to be construed as creating an employer-employee relationship, a partnership, a franchise, or a joint venture between the parties.
27.6    Severability. If any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they are to be deemed modified to the extent necessary to make them enforceable.
27.7    Injunctive Relief. The parties agree that EA’s threatened or actual unauthorized use of the Licensed Trademarks or other Microsoft proprietary rights whether in whole or in part, may result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law. Either party’s threatened or actual breach of the confidentiality provisions may cause damage to the non-breaching party, and in such event the non-breaching party is entitled to appropriate injunctive relief from any court of competent jurisdiction without the necessity of posting bond or other security.
27.8    Entire Agreement; Modification; No Offer. This Agreement (including the Annual Title Map or Concept as applicable, the Non-Disclosure Agreement, the Durango Publisher Guide, written amendments thereto, and other incorporated documents), and the Durango XDK License constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. This Agreement shall not be modified except by a written agreement dated subsequent hereto signed on behalf of EA and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement is not legally binding until executed by both parties hereto.
27.9    Interpretation. Lists of examples following “including” or “e.g.” are not exhaustive (i.e., are interpreted to include the words “without limitation”), unless qualified by words such as “only” or “solely.” This Agreement will be interpreted according to the plain meaning of its terms without any presumption that it should be construed to favor either party.
27.10    Microsoft will have the right to authorize its affiliates or agent who is not a third party game publisher to perform this Agreement in whole or part on its behalf, provided that Microsoft shall guarantee such the third party’s compliance and performance of the applicable obligations and restrictions imposed by hereunder.

27.11    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties. Signature pages exchanged via facsimile will be considered to be binding signatures pages for this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

21                MICROSOFT CONFIDENTIAL

MICROSOFT LICENSING, GP                ELECTRONIC ARTS INC.

/s/ Steve Ballmer                        /s/ Joel Linzner
By (sign)                        By (sign)

Steve Ballmer                        Joel Linzner
Name (Print)                        Name (Print)

CEO                            EVP
Title                            Title

June 29, 2012                        June 29, 2012
Date                            Date

MICROSOFT CORPORATION                EA INTERNATIONAL (Studio & Publishing) LTD.

/s/ Steve Ballmer                        /s/ Varinder Saini
By (sign)                        By (sign)

Steve Ballmer                        Varinder Saini
Name (Print)                        Name (Print)

CEO                            Manager, International Publishing
Title                            Title

June 29, 2012                        June 29, 2012
Date                            Date

22                MICROSOFT CONFIDENTIAL

EXHIBIT 1
ANNUAL TITLE MAP

23                MICROSOFT CONFIDENTIAL

EXHIBIT 2

PAYMENTS

1.	Platform Royalty
a.For each FPU manufactured during the Term of the Agreement, EA shall pay Microsoft nonrefundable royalties in accordance with the royalty tables set forth below (in Tables 1 and 2) and the “Unit Discount” table set forth in Section 1.d Table 3 of this Exhibit 2.
b.    The royalty fee is determined by the Threshold Price and the Sales Territory where the FPUs will be sold. To determine the applicable royalty rate for a particular Software Title that will be sold in a particular Sales Territory, the applicable Threshold Price from Table 1 below for the category of Software Title (Standard Software Title and Expansion Pack) will determine the correct royalty “Tier” The royalty rate is then as set forth in Table 2 based on such Tier and the Sales Territory in which the FPUs will be sold. For example, assume the Wholesale Price of a Standard Software Title to be sold in the North American Sales Territory is $[***]. According to Table 1, Tier 1 royalty rates will apply to that Software Title, and the royalty rate for each FPU as set forth in Table 2 is $[***]. [***].
[***]
c.    Standard Software Titles and Expansion Packs. Publisher will submit to Microsoft, at least [***] business days before placing the first manufacturing order for a Standard Software Title or an Expansion Pack, a completed “Durango Royalty Tier Selection Form” in the form provided via the Durango Publisher Guide (which may be a designated electronic form) for each Sales Territory. The selection indicated in the Durango Royalty Tier Selection Form will only be effective once it has been approved by Microsoft. If a Standard Software Title or Expansion Pack does not have an approved Durango Royalty Tier Selection Form (e.g. as a result of the Publisher not providing a Durango Royalty Tier Selection Form or because Microsoft has not approved the Durango Royalty Tier Selection Form), the royalty rate for such Standard Software Title will default to [***] or for such Expansion Pack will default to [***], regardless of the actual Threshold Price (i.e., if Microsoft does not approve an Durango Royalty Tier Selection Form because it is filled out incorrectly, the royalty rate will default to [***].

d.    Cross Territory Sales. Except for FPUs manufactured pursuant to Section 4 below (regarding the Asia Simship Program), Publisher may not sell FPUs in a certain Sales Territory that were manufactured for a different Sales Territory. For example, if Publisher were to manufacture and pay royalties on FPUs designated for sale in the Asian Sales Territory, Publisher could not sell those FPUs in the European Sales Territory.
e.    Unit Discounts.   Publisher is eligible for a discount to FPUs manufactured for a particular Sales Territory (a “Unit Discount”) based on the number of FPUs that have been manufactured for sale in a Sales Territory are aggregated only towards a discount on FPUs manufactured for that Sales Territory; there is no worldwide or cross-territorial aggregation of units for a particular Software Title.  The discount will be rounded up to the nearest USD Cent, Yen or a Euro Cent.
[***]
f.     [***].
g.     [***].
2.    Payment Process
Payment of royalties owed to Microsoft for the manufacture of FPUs by its Authorized Replicator shall be due no later than [***] days [***]. Depending upon EA’s credit worthiness, Microsoft may, but is not obligated to, offer EA credit terms and if Microsoft elects to extend credit terms to EA, the parties will execute the applicable credit term agreement. Payments will be made in United States dollars for all FPUs manufactured for sale in the North American Sales Territory, in Euros for all FPUs manufactured for sale in the European Sales Territory; in Yen for all FPUs manufactured for sale in the Japan Sales Territory;

24                MICROSOFT CONFIDENTIAL

and United States dollars FPUs manufactured for sale in Asian Sales Territories. All payments will be made by wire transfer only, in accordance with the payment instructions set forth in the Durango Publisher Guide.
Any payments not paid when due or according to this Section 2 will bear interest. The interest rate will be [***] percent ([***]%) per month, or the highest rate permitted by applicable usury law, whichever is less. The rate will be calculated on a daily basis and compounded on the first day of each calendar month, from the date due until the date received by Microsoft. This Section 2 does not authorize late payments. Interest paid will not be in lieu of or prejudice any other right or remedy that Microsoft may have due to EA’s failure to make any payment according to this Section 2. EA has [***] days after invoice billing date to dispute the information presented in the invoice.
3.    Billing Address
EA has “bill to” addresses for the payment of royalties under this Agreement. Each “bill to” address will be for FPUs manufactured by Authorized Replicators located in a specific Sales Territory. If EA includes a “bill-to” address in a European country, EA (or a Publisher Affiliate) must execute a Publisher Enrollment Form with MIOL within ten (10) business days prior to establishing a billing address in a European country in the form attached as Exhibit 4.
As of the Effective Date of this Agreement, EA’s billing address(es) is as follows:

Partner Name	ELECTRONIC ARTS INC.	EA Swiss Sarl	ELECTRONIC ARTS INC.	Electronic Arts K.K.
Address Line1	209 Redwood Shores Parkway	c/o Electronic Arts Limited , Onslow House , Guildford , Surrey GU1 4TN , United Kingdom	209 Redwood Shores Parkway	Nishi-shinjuku Bdg 4 7F
Address Line2	Executive Vice President,	Attn: Accounts Payable	ATTN: Accounts Payable	Mr. Masato Ichimiya
Address Line3	Business and Legal Affairs			Sumitomo Fudosan
City	REDWOOD CITY	Geneva	REDWOOD CITY	Shinjuku-ku Tokyo
State	CA		CA
Country	United States	Switzerland	United States	Japan
Postal Code	94065	1204	94065-1175	4-33-4
Email		[***]	[***]
Telephone	[***]	[***]	[***]	[***]
Fax	[***]	[***]	[***]

4.    [***]
5.     Digital Content

5.1    EA may, from time to time, submit Digital Content to Microsoft for Microsoft to distribute via Xbox LIVE. EA will set the WSP for the Digital Content, which can be zero. Microsoft may choose to offer such Digital Content to Xbox LIVE End Users for a fee, this Digital Content may be offered for sale in currency or through redemption of [***] currency stored value systems, as determined by Microsoft. [***]. For each Digital Content item, for which Microsoft receives payment [***], Microsoft will pay EA a royalty calculated as follows (the “Royalty Fee”). [***].

5.2    [***]. For Digital Content that is offered by Microsoft to Xbox LIVE End Users for free and for which there is a WSP, the Royalty Fee will equal [***].

25                MICROSOFT CONFIDENTIAL

5.3    For all [***] Digital Content sold via Xbox LIVE Marketplace or any other Microsoft controlled online marketplace or storefront [***], the Royalty Fee will equal [***]. For Digital Content that is offered by Microsoft to Xbox LIVE End Users for free and for which there is a WSP, the Royalty Fee will be [***].

5.4    Within [***] days after the end of each calendar quarter with respect to which Microsoft owes EA any Royalty Fees, Microsoft shall furnish EA with a statement, together with payment for any amount shown thereby to be due to EA. The statement will contain information sufficient to discern how the Royalty Fees were computed for each Digital Content item.
6.    Xbox LIVE Billing, Collection and Hosting
6.1    Microsoft is responsible for billing and collecting all fees associated with Xbox LIVE, including fees for subscriptions and/or any Digital Content for which an End User may be charged. Microsoft has the sole discretion to determine the fees charged for Xbox LIVE or Digital Content sold to End Users.
6.2    EA and Microsoft agree Microsoft is responsible for offering, hosting, fulfilling and delivering Digital Content, and any other Durango-related content or services provided to End Users except as provided below. [***].

7.    Third Party Royalties [***]
7.1    EA acknowledges and understands that under Section 22 of this Agreement, EA warrants and represents that EA has obtained and will maintain all third-party rights, consents and licenses necessary for the permitted exploitation of Software Title content and Digital Content under this Agreement, including payment of: (i) all so-called “record” royalties payable to artists, producers, engineers, mixers, A&R executives and other royalty participants arising from or related to the sales of Software Titles; (ii) all mechanical royalties payable to publishers of copyrighted musical compositions embodied in Software Title Content and Digital Content; (iii) all synchronization royalties payable to publishers of copyrighted musical compositions embodied in Software Title Content and Digital Content; (iv) all payments that may be required under collective bargaining agreements applicable to EA or its affiliates; and (v) any and all other royalties, fees or other amounts required to be paid.
7.2    [***].

8.    Taxes

Each party is responsible for taxes that are imposed on such party, and shall not be responsible for taxes that are imposed on the other party. Publisher shall be responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes due with respect to the exercise of the licenses granted in this Agreement and any other activities of Publisher and its subsidiaries under this Agreement (including, without limitation, the collection of revenues).  Microsoft is not liable for any taxes (including, without limitation, any penalties or interest thereon) that Publisher or any of its subsidiaries is legally obligated to pay in connection with this Agreement, the exercise of any licenses granted in this Agreement or any other activities of Publisher and its subsidiaries under this Agreement.  Publisher is not liable for any income taxes that Microsoft is legally obligated to pay with respect to any amounts paid to Microsoft by Publisher under this Agreement.
All royalties and fees exclude any taxes, duties, levies, fees, excises or tariffs imposed on any of Publisher’s activities in connection with this Agreement.  Publisher shall pay to Microsoft any applicable taxes that are owed by Publisher solely as a result of entering into this Agreement and which are permitted to be collected from Publisher by Microsoft under applicable law, except to the extent that Publisher provides to Microsoft a valid exemption certificate for such taxes.  Publisher agrees to indemnify, defend and hold Microsoft harmless from any taxes (including, without limitation, sales or use taxes paid by Publisher to Microsoft) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such taxes.
If, after a determination by foreign tax authorities, any taxes are required to be withheld on payments made by Publisher to Microsoft, Publisher may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing

26                MICROSOFT CONFIDENTIAL

authority; provided, however, that Publisher shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. Publisher and Microsoft shall cooperate to minimize any taxes that are imposed on each other to the extent possible under applicable law.
This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.
9.    Audit
Each party shall keep all usual and proper records related to its performance under this Agreement (including any addendum or amendment thereof), including audited financial statements and support for all transactions related to the ordering, production, inventory, distribution and billing/invoicing information for a period of a minimum of [***] years from the date they are created.  Either party (the “Auditing Party”) may, upon [***] days’ notice, to cause a third party independent CPA or law firm to audit and/or inspect the other party’s (the “Audited Party”) records no more than [***] in any [***] month period in order to verify compliance with the financial, royalty and payment terms of this Agreement.  The Auditing Party shall have access to the previous [***] years of the Audited Party’s records from the date that the notice of audit request was received by the Audited Party. The right of inspection and consultation shall expire with respect to all records related to any amounts payable under this Agreement on the [***] anniversary of the date of the statement or payment to which such records relate. Any such audit will be conducted during regular business hours at the Audited Party’s offices.  Any such audit will be paid for by Auditing Party unless Material discrepancies are disclosed.  As used in this Section 9, "Material" means [***] percent ([***]%) of the amounts due to the Auditing Party within the audit period (net of any overpayments that may have occurred during such audit period).  If Material discrepancies are disclosed, the Audited Party agrees to pay the Auditing Party [***].

27                MICROSOFT CONFIDENTIAL

EXHIBIT 3
AUTHORIZED AFFILIATES

EA affiliates authorized to perform the rights and obligations under this Agreement are:

I.    Name:
Address:

Billing Address (if different):

Telephone:
Fax:

II.    Name:
Address:

Billing Address (if different):

Telephone:
Fax:

EA will provide Microsoft at least thirty (30) calendar days prior written notice of the name and address of each additional EA affiliate that EA wishes to add to this Exhibit 3. Any additional EA affiliate may not perform any rights or obligations under the Agreement until it has signed and submitted a EA Affiliate Agreement (attached below) to Microsoft

28                MICROSOFT CONFIDENTIAL

EA AFFILIATE AGREEMENT

For good and valuable consideration, ______________________, a corporation of ______________________ ("EA Affiliate") hereby covenants and agrees with Microsoft Licensing, GP, a Nevada general partnership that EA Affiliate will comply with all obligations of Electronic Arts Inc., a Delaware corporation ("EA") pursuant to that certain Durango Publisher License Agreement between Microsoft and EA dated ______________, 2012 (the "Agreement") and to be bound by the terms and conditions of this EA Affiliate Agreement. Capitalized terms used herein and not otherwise defined will have the same meaning as in the Agreement.
EA Affiliate acknowledges that its agreement herein is a condition for EA Affiliate to exercise the rights and perform the obligations established by the terms of the Agreement. EA Affiliate and EA will be jointly and severally liable to Microsoft for all obligations related to EA Affiliate’s exercise of the rights, performance of obligations, or receipt of Confidential Information under the Agreement, provided, however, that the rights set forth in Sections 10 - 14 of the Agreement shall be personal to EA per the terms of the Agreement and not to EA Affiliate. This EA Affiliate Agreement may be terminated in the manner set forth in the Agreement. Termination of this EA Affiliate Agreement does not terminate the Agreement.
IN WITNESS WHEREOF, EA Affiliate has executed this agreement as of the date set forth below. All signed copies of this EA Affiliate Agreement will be deemed originals.

___________________________
Signature

___________________________
Title

___________________________
Name (Print)

___________________________
Date

29                MICROSOFT CONFIDENTIAL

EXHIBIT 4

PUBLISHER ENROLLMENT FORM

This Durango Publisher License Enrollment (“Enrollment”) is entered into between Microsoft Ireland Operations Ltd. (“MIOL”) and EA Swiss SARL (“Publisher”), and effective as of the latter of the two signatures identified below. The terms of that certain Durango Publisher License Agreement signed by Microsoft Licensing GP , Microsoft Corporation, Electronic Arts Inc. and EA International (Studio & Publishing) Ltd. dated on or about _________________, 2012 (the “Durango PLA”) are incorporated herein by reference, with the exception that such incorporation does not create additional payment rights for EA Swiss SARL pursuant to this Enrollment beyond those provided for “EA” under Section 9 of the Durango PLA.

1.    Term. This Enrollment will expire on the date on which the Durango PLA expires, unless it is terminated earlier as provided for in that agreement.

2.    Territory. EA Swiss SARL shall be the billing entity for European Sales Territory, Asian Sales Territory and for countries in North American Sales Territory other than U.S. and Canada.

3.    Representations and warranties. By signing this Enrollment, the parties agree to be bound by the terms of this Enrollment, and Publisher represents and warrants that: (i) it has read and understood the Durango PLA, including any amendments thereto, and agree to be bound by those; (ii) it is either the entity that signed the Durango PLA or its affiliate; and (iii) the information that provided herein is accurate.

4.    Notices; Requests. All notices and requests in connection with this Agreement are deemed given (i) on the third day after they are deposited in the applicable country’s mail system (7 days if sent internationally), postage prepaid, certified or registered, return receipt requested; or (ii) the day after they are sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

Publisher: EA Swiss SARL Attention: VP Legal Affairs Europe Electronic Arts Limited Onslow House Onslow Street Guildford GU1 4TN UK. [***]
Microsoft: MICROSOFT IRELAND OPERATIONS LTD.
Attention:

with a cc to: MICROSOFT CORPORATION
      One Microsoft Way
      Redmond, WA 98052-6399

Attention: Law & Corporate Affairs Department
      Consumer Group
                             Fax: (425) 706-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.
4.    Billing Address.     Publisher’s billing address is provided in Durango PLA Exhibit 2.

MICROSOFT IRELAND OPERATIONS LTD.        EA Swiss SARL

By (sign)                        By (sign)

Name (Print)                        Name (Print)

Title                            Title

Date                            Date

30                MICROSOFT CONFIDENTIAL

EA Swiss SARL

By (sign)

Name (Print)

Title

Date

31                MICROSOFT CONFIDENTIAL

EXHIBIT 5
NON-DISCLOSURE FORM
MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (the “Agreement”) is made and entered into as of the later of the two signature dates below.

COMPANY: ELECTRONIC ARTS	MICROSOFT CORPORATION
Address: 1900-250 Howe Street Vancouver, V6C 3R8	One Microsoft Way Redmond, WA 98052-6399

Sign: /s/ Paul Roberts	Sign: /s/ Sue Grinius-Hill

Print Name: Paul Roberts	Print Name: Sue Grinius-Hill

Print Title: Director, World Wide Studios	Print Title: Senior Program Manger

Signature Date: June 17, 2005	Signature Date: 7/15/05

1         Definition of Confidential Information and Exclusions
(a)     “Confidential Information” means nonpublic information that a party to this Agreement (“Disclosing Party”) designates as being confidential to the party that receives such information (“Receiving Party”) or which, under the circumstances surrounding disclosure ought to be treated as confidential by the Receiving Party. “Confidential Information” includes, without limitation, information in tangible or intangible form relating to and/or including released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party’s business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Except as otherwise indicated in this Agreement, the term “Disclosing Party” also includes all Affiliates of the Disclosing Party and, except as otherwise indicated, the term “Receiving Party” also includes all Affiliates of the Receiving Party. An “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party. Prior to the time that any Confidential Information is shared with an Affiliate who has not signed this Agreement, the Receiving Party that executed this Agreement below (the “Signatory Receiving Party”) shall have entered into an appropriate written agreement with that Affiliate sufficient to enable the Disclosing Party and/or the Signatory Receiving Party to enforce all of the provisions of this Agreement against such Affiliate.
(b)     Confidential Information shall not include any information, however designated, that: (i) is or subsequently becomes publicly available without Receiving Party’s breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party’s disclosure of such information to Receiving Party pursuant to the terms of this Agreement; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; (iv) is independently developed by Receiving Party; or (v) constitutes Feedback (as defined in Section 5 of this Agreement).

32                MICROSOFT CONFIDENTIAL

2.         Obligations Regarding Confidential Information
(a) Receiving Party shall:

(i)
Refrain from disclosing any Confidential Information of the Disclosing Party to third parties for five (5) years following the date that Disclosing Party first discloses such Confidential Information to Receiving Party, except as expressly provided in Sections 2(b) and 2(c) of this Agreement;

(ii)
Take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of the Disclosing Party;

(iii)
Refrain from disclosing, reproducing, summarizing and/or distributing Confidential Information of the Disclosing Party except in pursuance of Receiving Party’s business relationship with Disclosing Party, and only as otherwise provided hereunder; and

(iv)
Refrain from reverse engineering, decompiling or disassembling any software code and/or pre-release hardware devices disclosed by Disclosing Party to Receiving Party under the terms of this Agreement, except as expressly permitted by applicable law.

(b) Receiving Party may disclose Confidential Information of Disclosing Party in accordance with a judicial or other governmental order, provided that Receiving Party either (i) gives the undersigned Disclosing Party reasonable noticeprior to such disclosure to allow Disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the Receiving Party shall not disclose any computer source code that contains Confidential Information of the Disclosing Party in accordance with a judicial or other governmental order unless it complies with the requirement set forth in sub-section (i) of this Section 2(b).

(c) The Signatory Receiving Party may disclose Confidential Information only to Receiving Party’s employees and consultants on a need-to-know basis. The Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable Receiving Party to enforce all the provisions of this Agreement.

(d) Receiving Party shall notify the undersigned Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party and its employees and consultants, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

(e) Receiving Party shall, at Disclosing Party’s request, return all originals, copies, reproductions and summaries of Confidential Information and all other tangible materials and devices provided to the Receiving Party as Confidential Information, or at Disclosing Party’s option, certify destruction of the same.

3. Remedies. The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4. Miscellaneous

(a)     All Confidential Information is and shall remain the property of Disclosing Party. By disclosing Confidential Information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under any patents, copyrights, trademarks, or trade secret information except as otherwise provided herein. Disclosing Party reserves without prejudice the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as otherwise provided herein.

(b)    In the event that the Disclosing Party provides any computer software and/or hardware to the Receiving Party as Confidential Information under the terms of this Agreement, such computer software and/or hardware may only be used by the Receiving Party for evaluation and providing Feedback (as defined in Section 5 of this Agreement) to the Disclosing Party. Unless otherwise agreed by the Disclosing Party and the Receiving Party, all such computer software and/or hardware is provided “AS IS” without warranty of any kind, and Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever arising from or relating to Receiving Party’s use of or inability to use such software and/or hardware.

(c)    The parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the

33                MICROSOFT CONFIDENTIAL

U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

(d)     The terms of confidentiality under this Agreement shall not be construed to limit either the Disclosing Party or the Receiving Party’s right to independently develop or acquire products without use of the other party’s Confidential Information. Further, the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information of the Disclosing Party, provided that the Receiving Party shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Receiving Party shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, this sub-paragraph shall not be deemed to grant to the Receiving Party a license under the Disclosing Party’s copyrights or patents.

(e)    None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, the Receiving Party, their agents, or employees, but only by an instrument in writing signed by an authorized employee of Disclosing Party and the Receiving Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.
(f)     If either Disclosing Party or the Receiving Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs. This Agreement shall be construed and controlled by the laws of the State of Washington, and the parties further consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule.
(g)     This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and lawful assigns; provided, however, that neither party may assign this Agreement (whether by operation of law, sale of securities or assets, merger or otherwise), in whole or in part, without the prior written approval of the other party. Any attempted assignment in violation of this Section shall be void.
(h)     If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.
(i)     Either party may terminate this Agreement with or without cause upon ninety (90) days prior written notice to the other party sent to the address listed above (and if to Microsoft, with a cc to “Law & Corporate Affairs, attn.. NDA, LCA Records. All sections of this Agreement shall survive any such termination.
(k)    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed on behalf of the parties by their respective duly authorized representatives.
5.  Suggestions and Feedback.    The Receiving Party may from time to time provide suggestions, comments or other feedback (“Feedback”) to the Disclosing Party with respect to Confidential Information provided originally by the Disclosing Party. Both parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by the party offering the Feedback, shall not, absent a separate written agreement, create any confidentiality obligation for the receiver of the Feedback. Receiving Party will not give Feedback that is subject to license terms that seek to require any Disclosing Party product, technology, service or documentation incorporating or derived from such Feedback, or any Disclosing Party intellectual property, to be licensed or otherwise shared with any third party. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the parties, the receiver of the Feedback shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit the Feedback provided to it as it sees fit, entirely without obligation or restriction of any kind on account of intellectual property rights or otherwise.

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EXHIBIT 6

[***] [EXHIBIT 6 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

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EXHIBIT 7

USER ACTIVITY DATA; TECHNICAL COOPERATION;
AND ADDITIONAL XBOX LIVE TERMS

[***].
1.[***]
2.    Rights to Usage Data and Analytics
2.1    [***]. The sharing of this data between Microsoft and EA will be subject to the parties’ mutual agreement on the type, scope and extent of data to be shared, and will conform to the respective End User privacy policies, the terms for Xbox LIVE and EA Services, and applicable laws [***].
    2.2    Usage Data. EA acknowledges and accepts that the operation of the Xbox LIVE service and EA Services requires that both parties collect and store End User usage data [***]. Each party shall make all requisite disclosures and obtain consent as necessary to engage in [***] collection of Aggregate Usage Data and Personal Data in compliance with all applicable law and as mutually agreed to by the parties. [***].

2.2.1    EA shall have the right to require End Users to register with EA for the use of the EA Services prior to accessing the EA Services. [***].

2.2.2    In using any Personal Data and all other data that EA receives about End Users via Durango and Xbox LIVE (including the data described in Section 2.1 above of this Exhibit), EA shall comply with applicable law, and EA’s privacy policy. [***].

2.2.3    [***].

3.    “EA Services” means services (other than the Xbox LIVE Base Service, defined in Section 4 below) made available to End Users by EA through Xbox LIVE [***].

3.1    [***] EA shall adhere to the following:

(i)    EA shall monitor the operation and performance of the EA Services, respond to technical and End User inquiries, and conduct similar business hours and practices in a manner consistent with industry standards.

(ii)    The parties shall mutually agree on communication processes for sharing information with and updating each other’s technical teams. EA shall make commercially reasonable efforts to adhere to a mutually agreed set of technical processes, policies, rules, and procedures for sharing schedules, screen shots, updates, schedule information, and other relevant technical information. EA shall promptly notify Microsoft if it discovers a technical problem with Xbox LIVE. EA shall provide Microsoft with its weekly or monthly service (network, server, content, data) maintenance schedule (i.e., windows kept open for periodic maintenance). The parties shall mutually agree upon detailed procedures for notification, escalation and reporting of scheduled and unscheduled maintenance, and problems that might occur with the EA Services, and EA shall adhere to such procedures.

(iii)    [***].
(iv)    [***].
3.2    [***].

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4.    Xbox LIVE

4.1    “Base Service” shall mean a base level of Xbox LIVE services available to End Users consisting of online multiplayer gameplay for a fee payable to Microsoft or its affiliates, as designated from time to time by Microsoft or its affiliates. The Base Service and the terms and conditions for Base Online Features are further defined in the Durango Publisher Guide. “Base Online Game Features” shall mean a Software Title’s Online Game Features that are available to End Users as part of the Base Service.

4.2    Microsoft shall operate Xbox LIVE in a manner that meets or exceeds [***] those specific requirements set forth below in this section. Microsoft shall comply with all applicable laws and regulations in the hosting and operation of Xbox LIVE. Microsoft shall be solely responsible for providing customer support to End Users with respect to Xbox LIVE (other than customer support relating to Software Titles, Online Features or EA Service(s)). Microsoft shall adhere to the following requirements:
        (i)    Microsoft shall monitor the operation and performance of Xbox LIVE, respond to technical and End User inquiries, and conduct similar business hours and practices in a manner consistent with industry standards.

         (ii)    [***]. Microsoft shall make [***] efforts to adhere to a mutually agreed set of technical processes, policies, rules, and procedures for sharing schedules, screen shots, updates, schedule information, and other relevant technical information. Microsoft shall promptly notify EA if it discovers a technical problem with the EA Services. Microsoft shall provide EA with its [***] maintenance schedule (i.e., windows kept open for periodic maintenance). The parties shall mutually agree upon detailed procedures for notification, escalation and reporting of scheduled and unscheduled maintenance, and problems that might occur with Xbox LIVE, and Microsoft shall adhere to such procedures.

(iii)    [***].
(iv)    [***].

4.3    End User Terms of Use. Use of Xbox LIVE by End Users shall be subject to Xbox LIVE Terms of Use, which may be amended by Microsoft from time to time (“Terms of Use”). [***].

5.Customer Support

As between Microsoft and EA, EA shall be solely responsible for providing customer support to End Users with respect to and for the EA Service(s). EA shall provide all End Users who use any EA Service with appropriate contact information (including EA’s street address and telephone number, and the applicable individual/group responsible for customer support), and shall also provide all such information to Microsoft for posting on http://www.xbox.com (or appropriate website). Customer support shall at all times conform to the Customer Service Requirements with respect to which Microsoft notifies EA in writing [***]. Except as expressly set forth herein, EA acknowledges and accepts that Microsoft shall have no support responsibilities whatsoever to End Users with respect to the Online Game Features or EA Service(s), and Microsoft acknowledges that EA has no responsibility whatsoever to End Users with respect to Xbox LIVE features, functionality or services other than the Online Features and EA Service(s). The parties shall reasonably cooperate with respect to the re-direction of customer service calls to each other, as appropriate, depending on the nature of the issue raised by the End User.

6.    Additional Xbox LIVE Terms
6.1    Token Promotions. Microsoft intends to make available on Durango and Xbox LIVE some method for content to be delivered to End Users by EA for promotional purposes. This may be in the form of “tokens” as available on Xbox 360 or by other means. The terms and process for these “tokens” or alternative method will be defined in the Durango Publisher Guide.
6.2     User Generated Content. Microsoft will develop a program for User Generated Content to be made available on Durango and Xbox LIVE. This may be in a similar form as on Xbox 360. The terms and process for User Generated Content will be defined in the Durango Publisher Guide.

37                MICROSOFT CONFIDENTIAL

6.3    [***].

38                MICROSOFT CONFIDENTIAL